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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into as of December 10, 1997, by and between ERIC GREENBERG (the "Employee") and SCIENT CORPORATION, a California corporation (the "Company").

     1.  Term of Employment.

         (a) Basic Rule. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Company, from the date of this Agreement until the date when the Employee's employment terminates pursuant to Subsection (b), (c) or (d) below. Either the Employee or the Company shall be entitled to terminate the Employee's employment at any time and for any reason, with or without Cause. Any contrary representations which may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the nature of the Employee's employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

         (b) Without Cause. Subject to Section 6, the Company may terminate the Employee's employment, with or without Cause, by giving the Employee thirty
(30) days' advance notice in writing. The Employee may terminate his employment by giving the Company thirty (30) days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

         (c) Cause. Employee may be terminated for Cause if, in the reasonable determination of the Company's Board of Directors, Employee is convicted of a felony involving the Company or its property, or participates in any fraud against the Company, or willfully breaches his duties to the Company, or intentionally damages any property of the Company, or wrongfully discloses any trade secrets or other confidential information of the Company, or materially breaches any material provision of the Proprietary Information and Inventions Agreement, dated as of the date hereof, between Employee and the Company (the "Proprietary Information and Inventions Agreement").

         (d) Permanent Disability. The Company may terminate the Employee's active employment due to Permanent Disability by giving the Employee thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform substantially all of his duties under this Agreement for not less than 270 days in the most recent fiscal year of the Company as the result of his incapacity due to physical or mental illness. The determination regarding whether the Employee is physically unable to regularly perform his duties under this paragraph shall be made by the Board of Directors. Employee's inability to be physically present
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on the Company's premises shall not constitute a presumption that he is unable to perform such duties.

         (e) Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of the Employee's employment pursuant to this Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

         (f) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Section 7.

         (g) Notice. Any notice required to be given pursuant to this Section 1 shall be given in accordance with the provisions of Section 10 (a) hereof. The exercise of either party's right to terminate this Agreement pursuant to Subsections (b) or (c) above shall not abrogate the rights and remedies of the terminating party regarding the breach, if any, giving the rise to such termination.

     2.  Duties and Scope of Employment.

         (a) Position. The Company will employ Employee in an executive capacity as President and Chief Executive Officer, or such other executive position as shall be mutually agreed upon, and perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment.

         (b) Obligations. Employee will, to the best of his ability, devote his full time and best efforts to the performance of his duties hereunder and the business and affairs of the Company. Employee agrees to serve as Chairman of the Board of Directors of the Company if elected by the shareholders and the Board, as the case may be, and to perform such executive duties as may be assigned to him by the Company's Board of Directors from time to time. The Company agrees to elect Employee to the Company's Board of Directors, as Chairman of such Board, for so long as Employee remains an employee, director or consultant of the Company. Employee will duly, punctually, and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

     3.  Cash and Incentive Compensation.

         (a) Salary. The Company agrees to pay the Employee as compensation for his services a base salary at an annual rate of $200,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

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         (b)  Bonus Opportunity.  The Employee shall have the opportunity to earn an annual bonus. The amount and manner of payment of such bonus shall be determined by the Board.

     4. Employee Benefits. During the term of his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company (the "Company Plans"), subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

     5. Business Expenses. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     6. Stock Purchases. Employee has entered into a Restricted Stock Purchase Agreement that provides, among other things, (i) that the Common Stock of the Company held by Employee shall be subject to repurchase by the Company (the "Repurchase Right") at the price paid for such stock under certain circumstances and (ii) that the Repurchase Right shall lapse in its entirety upon a charge in control of the Company, or (B) upon involuntary termination of the Employee's employment without Cause.

     7.  Severance Benefits.

         (a) Severance Payment. If, at any time during the term of this Agreement, the Company terminates the Employee's Employment without his consent for any reason other than Cause or Permanent Disability, then the Company shall pay the Employee a lump sum equal to 100% of the greater of (i) his annual Base Compensation (at the rate then in effect) or (ii) his actual Base Compensation plus bonus for the most recent completed fiscal year of the Company.

         (b) Employee Benefits. If the Employee becomes entitled to a severance payment under Subsection (a) above, then the Employee shall also be entitled to continue participating in each Company Plan which permits continuing participation by former employees. The Employee's participation in such Company Plan shall continue until the date 12 months following the termination of his Employment.

         (c) Computer Equipment. If the Employee becomes entitled to a severance payment under Subsection (a) above, then the Company shall provide Employee with a computer and peripherals substantially equivalent to his primary working computer and peripherals as of the date of such termination.

         (d) Communications. If the Employee becomes entitled to a severance payment under Subsection (a) above, then the Employee shall also be entitled to continuing access to the Company's telephone and e-mail systems until the date six (6) months following the termination of his Employment.

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     8.  Proprietary Information and Inventions.  The Employee has entered into the Proprietary Information and Inventions Agreement with the Company.

     9. Indemnification. The Company and Employee shall enter into an Indemnification Agreement, which, among other things, will indemnify Employee for claims and liabilities arising out of Employee's actions while an employee, director or consultant of the Company regardless of when such claims or liabilities may arise.

    10.  Successors.

         (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

         (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    11.  Miscellaneous Provisions.

         (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) Whole Agreement; Modifications. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

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         (d)  Withholding Taxes.  All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

         (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

         (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (g) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in San Francisco, California, by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Employee, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Employee, as the case may be, was without reasonable foundation. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

         (h) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

         (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    12. Remedies. Employee's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Employee acknowledges that a remedy at law for any breach or threatened breach by Employee of the provisions of the Proprietary Information and Inventions Agreement would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

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     IN WITNESS WHEREOF,  each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                              SCIENT CORPORATION

                              By
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                              Title:
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                              EMPLOYEE



                              ---------------------------------------------
                              Eric Greenberg


            [SIGNATURE PAGE TO ERIC GREENBERG EMPLOYMENT AGREEMENT]